                                                                EXHIBIT 10.1





                                  LOAN FACILITY


                            dated as of June 29, 2001


                                     between




                   Deutsche Telekom International Finance B.V.
                               Strawinskylaan 1243
                                1077 XX Amsterdam
                                   Netherlands

                                   ("Lender")




                                       and




Powertel, Inc
                             1239 O.G. Skinner Drive
                                   West Point
                                     Georgia
                                      (USA)

                                  ("Borrower")
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                                    CONTENTS







                             Section 1 Loan Facility



                                Section 2 Purpose



                     Section 3 Availability of the Facility



           Section 4 Interest, interest payments, interest calculation



                            Section 5 Loan repayment



                             Section 6 Notifications



                             Section 7 Miscellaneous



                      Section 8 Governing Law, Jurisdiction









Annex 1: Terms and Conditions

         WHEREAS:



         The Lender has agreed to make available a loan of a principal amount of USD 1.100.000.000 to the Borrower, which shall be deemed to be on the terms and subject to the conditions of this Agreement.

         NOW IT IS HEREBY AGREED as follows:



                             SECTION 1 LOAN FACILITY

The Lender shall grant a loan facility of

                                USD 1.100.000.000
                      (One Billion one hundred Million USD)


                                SECTION 2 PURPOSE

The facility shall be used as follows:

USD 248.774.374,28       Repayment of Powertel Senior Credit      Available on June 29, 2001
                         Facility due June 29, 2001

USD 396.672.543,33       Repayment of Powertel                    Available on July 2, 2001
                         12% Sr. Discount Notes, February 7,
                         1996, due July 2, 2001

USD 388.680.000,00       Repayment of Powertel                    Available on July 2, 2001
                         12% Sr. Discount Notes, April 19,
                         1996, due July 2, 2001

USD 65.873.082,39        General Corporate Needs                  Available beginning June 29,
                                                                  2001 and ending December
                                                                  15, 2001




                     SECTION 3 AVAILABILITY OF THE FACILITY

The facility shall be made available in tranches to the Borrower on the respective value dates ( Section 2 ). Drawings under the working capital tranche (USD 65.873.082,39) are to be made with five days prior written notice to the lender.

           SECTION 4 INTEREST, INTEREST PAYMENTS, INTEREST CALCULATION

1. The disbursed loan amount shall be charged interest at the six-month LIBOR (USD) (see Telerate Page 3750) plus 0,95% p.a., which is quoted two banking days before the start of the interest period. The first interest period begins with the twenty-ninth of June 2001 and ends with the fifteenth of December 2001.

2. The interest rate for the first interest period shall be a fixed rate of 4,85% p.a.

3. If a LIBOR cannot be determined, the arithmetical mean from the interest rates stated on the market (per Telerate) for six-month Libor
         (USD) deposits in interbank trading shall be considered as LIBOR for the interest period concerned.

4. Interest shall be credited to the lenders bank account on every fifteenth of July and every fifteenth of December (interest payment date).

5. For interest calculation , the year shall be deemed to consist of 360 days and each month shall consist of actual days. (Euro-interest-method act/360).

6. The interest rate payable will be subject to adjustment during the life of the loan. In the event of a rating change by Moody's and/or
         Standard & Poors that causes the ratings of Deutsche Telekom by both agencies to be below the single A category (below A3 for Moody's and below A- for Standard & Poors), the interest rate on the loan will be adjusted.
         The loan will bear interest at the applicable interest rate from the date of disbursal of the loan up until the first interest payment date after which this interest rating change occurs. Beginning with the first interest payment date after this rating change, the loan will bear interest at the adjusted interest rate per annum set forth below. The adjusted interest rate per annum for the loans initial interest rate increases by 0,5% p.a.
         If subsequent to a step-up in the interest rate as a result of rating change by Moody's and Standard & Poors, a new rating change by Moody's and/or Standard & Poors causes the rating of both agencies to be above the triple B category (above Baa1 for Moody's and above BBB+ for Standard & Poors), the interest payable on the loan will be decreased by 0,5% p.a. beginning with the first interest payment date after such rating change.
         There is no limit on the number of times the interest payable on the loan can be adjusted up or down based on rating changes by Moody's and Standard & Poors during the life of the loan.




                            SECTION 5 LOAN REPAYMENT


         The Borrower shall repay the loan on June 15, 2010.

                             SECTION 6 NOTIFICATIONS

All notifications, announcements, information, and messages under the present agreement shall be sent by registered mail or fax to the following addresses:

For the Lender:


Deutsche Telekom International Finance BV
Attn. Yorck von Reuter, Managing Director
Strawinskylaan 1243
1077 XX Amsterdam
Netherlands
Tel.: +31 20 575 3177
Fax.:+31 20 575 3178




For the Borrower:

      Powertel (c/o VoiceStream Wireless)
Attn: Brian Kirkpatrick, Vice President and Treasurer
12920 SE 38th Street
Bellevue, WA 98006 USA
Tel: +1 425-378-5049
Fax:+1 425-378-4860






                             SECTION 7 MISCELLANEOUS

1.       The Terms and Conditions are part of this Agreement (see annex).

2. Additional Interest: If the Lender does not receive from the Borrower payment of any amount due under this Agreement on its due date the Lender agrees to pay on demand to the Lender interest on such amount from and including the date of such non-receipt up to and including the date of actual payment (as well after as before judgement) at the rate per annum specified in clause 4.1 plus an additional interest margin of 1%.

3.       Taxation

         3.1. Tax Gross-up: All payments to be made by or on behalf of the Borrower to the Lender pursuant to this Agreement shall be made without set-off, counterclaim or condition whatsoever except if the borrower is required by law or regulation to withhold any taxes which were originally borne by the Lender.

         3.2. Tax Receipts: If the Borrower is required by any law or regulation to make any payment contemplated by Section 3.1 of this Agreement, then the Borrower shall notify the Lender promptly as soon as it becomes aware of such requirement. The Borrower shall remit promptly the amount of such Taxes to the appropriate taxation authority, and in any event prior to the date on which penalties attach thereto. The Borrower will deliver to the Lender all appropriate receipts or evidence of any such withholding and payment and co-operate with the Lender to enable the Lender to recover any tax or credit to which it may be entitled.

4. The loans made pursuant this loan facility shall be pari passu with the notes outstanding under the Indenture dated June 19, 1997 between Powertel, Inc. (formerly Intercel, Inc.) and Bankers Trust Company.





                     SECTION 8 GOVERNING LAW / JURISDICTION

1.       This agreement shall be governed by German law.

2.       The place of jurisdiction shall be Bonn/Germany.






AMSTERDAM,
DEUTSCHE TELEKOM INTERNATIONAL FINANCE BV

/s/ Yorck von Reuter             /s/ Roland Buss
---------------------            ----------------



WEST POINT,
POWERTEL (C/O) VOICESTREAM WIRELESS)

/s/ Donald Guthrie       /s/ Brian Kirkpatrick
------------------       ---------------------

                                                                           ANNEX

                              TERMS AND CONDITIONS





                         No. 1 Conditions for disbursal

The Lender shall not be obligated to disburse the loan (including parts thereof, insofar as this is contractually agreed) if the Borrower:

1.       has violated obligations under the Agreement;

2. provides information before conclusion or during implementation of the Agreement that contains substantial incorrect elements;

3. did not submit the following documents in an updated and sufficiently detailed form prior to calling each part of the loan:

         Financial and cash flow planning, as well as liquidity status

4. did not submit in a timely manner the reports provided for in no. 9 of the Terms and Conditions.



                              No. 2 Loan repayment


1.       Repaid amounts shall not be available for redisbursement.

2. The Loan shall be immediately due for repayment if the Borrower ceases to be a majority owned, directly or indirectly, subsidiary of Deutsche Telekom AG.





                                No. 3 Payments

1. Borrower's payments must be made without charge onto the account specified in writing by the Lender. The Lender may name a different account at any time in a written message.

2. If a payment date is not a banking day, the payment must be made on the next banking day. For the purposes of this Agreement, "banking day" shall be taken to mean any day on which the offices of the bank which the Borrower was notified of in writing by the Lender for payments under the Agreement are open.








                                  No. 4 Arrears

1. If repayment amounts are not credited to the Lender's account on the due date or are not credited in full, the Lender shall be entitled to charge additional interest on the outstanding amounts in the amount of the market rates in effect among banks on the first day of delay, plus interest surcharge from the contractual due date up to and including the date payment is made.
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2.       If the Borrower delays in making other payments, it shall pay the
         Lender flat-rate damage compensation for the amount in arrears in accordance with no. 4, item 1, from the contractual due date up to and including the date of actual payment.



                              No. 5 Interest period

The interest period shall start on the day the loan amount is removed from the Lender's account.



                        No. 6 Set-off, right of retention

The Borrower shall not be entitled to set off counterclaims against amounts owed under this Agreement, nor to assert any right of retention.



                                No. 7 Termination

The Lender shall have the right to terminate the Loan Agreement without observing a period of advance notice and to call in the loan with immediate effect, including accumulated interest and other amounts owing, if one of the following occurs:

a) the borrower fails to comply with any covenant after being given any written reminder;

b) the borrower does not submit the reports provided for in no. 9 of the Terms and Conditions for Granting Shareholder Loans, despite being given a written reminder;

c)       the borrower fails to pay principal or interest when due; or

d)       the borrower becomes bankrupt or insolvent.
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                     No. 8 Transfer of Agreement, assignment

The Lender shall be entitled to transfer the contractual relationship to a third person in such a manner that such person enters into the Loan Agreement in lieu of the Lender. The loan relationship then devolves upon the third person with all rights and responsibilities under the Agreement. The Borrower's consent shall not be required. The rights of the Borrower under the Agreement may neither be assigned nor encumbered.



                                 No. 9 Reporting

The Borrower shall be obligated:

1. to inform the Lender immediately of unforeseen events substantially affecting the business transaction and the company's condition;

2. to submit to the Lender the reports agreed in the context of Group reporting.


The Lender shall be entitled

to verify the contractual use of the loan amounts at any time, and to gain information on the economic condition by viewing the accounts and other business records.



                             No. 10 Final provisions

1.       Changes and supplements to the Agreement must be made in writing.

2. Invalid contractual clauses do not affect the validity of the remaining provisions. They shall immediately be replaced by the contracting parties with provisions corresponding to their meaning.

3. If the Lender does not exercise, either for a time or permanently, a right to which it is entitled under the Agreement, this does not constitute a waiver of such right.

4.       Applicable law, venue

         a) The Agreement shall be governed by and construed in accordance with German law.

         b) In case of disputes, the courts of Bonn, Germany, shall have jurisdiction and venue.